Exhibit 2.1

AMENDMENT NO. 1
TO THE
AGREEMENT AND PLAN OF MERGER

                      AMENDMENT NO.1 (This “Amendment”) dated as of December 13, 2009 to the Agreement and Plan of Merger (the “Merger Agreement” or the “Agreement”) dated as of September 27, 2009, among XEROX CORPORATION, a New York corporation (“Parent”), BOULDER ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

                      WHEREAS, Section 7.04 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein;

                      WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below; and

                      WHEREAS, the Board of Directors of each of the parties has approved this Amendment and declared it advisable for the respective parties to enter into this Amendment;

                      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.	Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the
Merger Agreement.  Each reference to “hereof,” “herein” and “hereunder” and words of similar import when used in the Merger Agreement shall, from and after the date hereof, refer to the Merger Agreement, as amended by this Amendment.  Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to September 27, 2009, references to “the date hereof” and “the date of this Agreement” shall continue to refer to September 27, 2009 and references to the date of the Amendment and “as of the date of the Amendment” shall refer to December 13, 2009.

ARTICLE II

AMENDMENTS TO MERGER AGREEMENT

SECTION 2.01.	Amendment to Section 3.01(m)(x). Section 3.01(m)(x) of the Merger Agreement is hereby amended by replacing the reference to “Company
 Stockholder Approval” with “Requisite Stockholder Approvals.”

SECTION 2.02.	Amendment to Section 3.01(s). Section 3.01(s) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(s)	Voting Requirements. Except for the vote necessary to satisfy the condition set forth in Section 6.01(a)(i)(y), the affirmative vote of holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof is the only vote of the holders of any class or series of capital stock of the Company necessary  to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.”

SECTION 2.03.	Amendment to Section 4.02(a). Section 4.02(a) of the Merger Agreement is hereby amended by replacing the reference to “Company Stockholder
 Approval” in the fourth sentence thereof with “Requisite Stockholder Approvals.”

SECTION 2.04.	Amendment to Section 4.02(b). Section 4.02(b) of the Merger Agreement is hereby amended by replacing the reference to “Company Stockholder
Approval” in the second sentence thereof with “Requisite Stockholder Approvals.”

SECTION 2.05.	Amendment to Section 5.01(b). Section 5.01(b) of the Merger Agreement is hereby amended by replacing the reference to “Company Stockholder
Approval” in the first sentence thereof with “Requisite Stockholder Approvals.”

SECTION 2.06.	Amendment to Section 6.01. The introduction to Section 6.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.01.	Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by Parent and the Company (other than the conditions set forth in Section 6.01(a) which may not be waived by either Parent or the Company) on or prior to the Closing Date of the following conditions:”

SECTION 2.07.	Amendment to Section 6.01(a). Section 6.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a)	Stockholder Approvals.

(i)	(x) The Company Stockholder Approval and (y) the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Class A Common Stock (other than those shares of Company Class A Common Stock held, directly or indirectly, by holders of Company Class B Common Stock), voting as a single, separate class ((x) and (y) together, the “Requisite Stockholder Approvals”), shall have been obtained at the Company Stockholders’ Meeting or any adjournment or postponement thereof.

(ii)	The Parent Stockholder Approval shall have been obtained at the Parent Stockholders’ Meeting or any adjournment or postponement thereof.”

SECTION 2.08.	Amendment to Section 7.01. Section 7.01 of the Merger Agreement is hereby amended by replacing the references to “Company Stockholder
Approval” in the first sentence of Section 7.01, Section 7.01(b)(iii) and Section 7.01(f) with “Requisite Stockholder Approvals.”

SECTION 2.09.	Amendment to Section 7.04. Section 7.04 of the Merger Agreement is hereby amended by replacing the reference to “Company Stockholder
Approval” in the first sentence thereof with “Requisite Stockholder Approvals.”

SECTION 2.10.	Amendment to Section 8.03(f). Section 8.03(f) of the Merger Agreement is hereby amended by replacing the reference to “Company Stockholder
Approval” thereof with “Requisite Stockholder Approvals.”

ARTICLE III

GENERAL PROVISIONS

SECTION 3.01.	No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement.

SECTION 3.02.	Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby.  From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.  This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

SECTION 3.03.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

SECTION 3.04.	Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transaction).

SECTION 3.05.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 3.06.	Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Amendment are fulfilled to the extent possible.

[signature page follows]

                      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

XEROX CORPORATION

By:	/s/ Lawrence A. Zimmerman
Name: Lawrence A. Zimmerman
Title: Vice Chairman and CFO

BOULDER ACQUISITION CORP

By:	/s/ Lawrence A. Zimmerman
Name: Lawrenece A. Zimmerman
Title: Vice President and Treasurer

AFFILIATED COMPUTER SERVICES, INC.

By:	/s/ Lynn R. Blodgett
Name: Lynn R. Blodgett
Title: President and CEO